Exhibit 4.8

FIFTH AMENDMENT

TO LOAN AND SECURITY AGREEMENT

This Fifth Amendment to Loan and Security Agreement (“Amendment”) is made as of the              day of April, 2003 by and among HealthEssentials Solutions, Inc. (“Borrower Agent” or “HealthEssentials”), NPPA of America, Inc., NPPA National, LLC, Specialized Home Health Care Services of Central Florida, Inc. and Majj Enterprises, LLC (collectively, the “Borrowers” and each individually referred to as a “Borrower”), and Healthcare Business Credit Corporation (“Lender”).

Background

A. Borrowers and Lender are parties to a certain Loan and Security Agreement dated as of April 30, 2002 as has been and may hereafter be modified and amended from time to time (“Loan Agreement”) pursuant to which Borrowers established certain financing arrangements with Lender. The Loan Agreement and all instruments, documents and agreements executed in connection therewith, or related thereto are referred to herein collectively as the “Loan Documents”. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement.

B. Borrowers have requested and Lender has agreed to amend the terms and conditions of the Loan Documents pursuant to the terms and conditions of this Amendment.

NOW, THEREFORE, with the foregoing Background incorporated by reference and made a part hereof and intending to be legally bound, the parties agree as follows:

1. Term Loan. Upon the effectiveness of this Amendment, Lender shall reset the Term Loan, by making available to Borrowers an additional Advance thereunder in the principal amount of $1,500,000 (“Term Loan Increase”). The outstanding principal balance of the Term Loan (including the Term Loan Increase) as of the date hereof is $3,500,000. Subject to the provisions of Section 2.5(e) of the Loan Agreement, the reset balance of the Term Loan shall be repaid in consecutive equal monthly installments of principal of $72,920 plus accrued interest, commencing as of May 1, 2003 with a final payment of all unpaid principal and accrued interest, fees, costs and Expenses due and payable on or before the earlier of April 30, 2007 (“Term Maturity Date”) or the Maturity Date. Accrued but unpaid interest shall be paid on the first day of each calendar month. Borrowers shall execute and deliver an amended and restated Term Note to Lender in the principal face amount of $3,500,000 (“Term Note”). The Term Note shall evidence Borrowers’ joint and several and absolute and unconditional obligation to repay the Term Loan to Lender and the Term Note is hereby deemed incorporated herein by reference and made a part hereof. All references to the “Term Loan” and “Term Note” in the Loan Documents shall be deemed to refer to the Term Loan, as amended and restated hereby and the amended and restated Term Note referenced herein.

2. Amendment. The Loan Agreement is hereby amended and modified in the following manner:

(a) Debt Service Coverage Ratio. Section 6.6 of the Loan Agreement is hereby amended and restated in its entirety as follows:

6.6 Financial Covenants. Borrowers shall maintain at all times a Debt Service Coverage Ratio of at least 1.0 to 1 for the fiscal quarter ending June 30, 2003; 1.1 to 1 for the fiscal quarter ending September 30, 2003; and 1.25 to 1 for each fiscal quarter thereafter, as reflected and computed based upon Borrower’s financial statements.

3. Existing Defaults. Borrowers represent and warrant that as of this date, Events of Default have occurred under the Loan Documents because Borrowers have failed to comply with Section 6.6 of the Loan Agreement for the fiscal quarters ending June 30, 2002 (“Existing Default”) and that no other Event(s) of Default or Unmatured Events of Default are outstanding. Upon the effectiveness of this Amendment, Lender waives the Existing Default provided that Lender’s waiver shall not be deemed to be a waiver of any subsequent violations of such covenant or a waiver of any other Events of Defaults which may have occurred but are not specifically referred to herein. Nothing contained herein shall obligate Lender to grant any future waiver of any Event of Default.

4. Representations and Warranties. Each Borrower represents and warrants to Lender that:

(a) All warranties and representations made to Lender under the Loan Agreement and the Loan Documents are true and correct as to the date hereof.

(b) The execution and delivery by each Borrower of this Amendment and the Term Note and all other documents, instruments, and agreements executed in connection with this Amendment and the performance by it of the transactions herein contemplated (i) are and will be within its powers, (ii) have been authorized by all necessary organizational action, and (iii) are not and will not be in contravention of any order of any court or other agency of government, of law or any other indenture, agreement or undertaking to which such Borrower is a party or by which the property of such Borrower is bound, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of such Borrower.

(c) This Amendment, the Term Note and all other documents, instruments and agreements executed in connection with this Amendment and any assignment, instrument, document, or, agreement executed and delivered in connection herewith, will be valid, binding and enforceable in accordance with its respective terms.

(d) Other than the Existing Defaults, no Event of Default or Unmatured Event of Default has occurred and is continuing under the Loan Agreement or any of the other Loan Documents.

5. Effectiveness Conditions. This Amendment shall be effective upon completion of the following conditions precedent (all documents to be in form and substance satisfactory to Lender and Lender’s counsel):

(a) Execution and delivery by Borrowers of this Amendment;

(b) Execution and/or delivery by Borrowers of the Term Note;

(c) Delivery by Borrowers of certified resolutions from the board of directors of each Borrower authorizing the execution and delivery of this Amendment and the Term Note and all other documents, instruments, and agreements executed in connection with this Amendment and the performance by it of the transactions herein contemplated;

(d) Execution and delivery by HealthEssentials of a Collateral Assignment of Security Agreement with respect to that certain Security Agreement from Premier Lab Services, Inc., as debtor, to HealthEssentials, as secured party, dated as of                     , 2003, a true and correct executed copy of which is attached hereto as Exhibit B;

(e) Payment by Borrowers to Lender of any and all costs, fees and expenses of Lender (including attorneys’ fee) in connection with this Amendment and the transaction contemplated hereby;

(f) Payment by Borrower to Lender of a non-refundable amendment fee in an amount equal to $7,500; and

(g) Execution and/or delivery by Borrowers of all agreements, instruments and documents requested by Lender to effectuate and implement the terms hereof and the Loan Documents.

6. Confirmation of Indebtedness. Borrowers hereby acknowledge and confirm that as of the close of business on April     , 2003, Borrowers are indebted to Lender, without defense, setoff, claim or counterclaim under the Loan Documents, in the aggregate principal amount of $          , plus all fees, costs and expenses (including attorneys’ fees) incurred to date in connection with the Loan Documents.

7. Ratification of Loan Documents. Except as expressly set forth herein, all of the terms and conditions of the Loan Agreement and Loan Documents are hereby ratified and confirmed and continue unchanged and in full force and effect. All references to the Loan Agreement shall mean the Loan Agreement as modified by this Amendment.

8. Collateral. As security for the payment of the Obligations, and satisfaction by Borrowers of all covenants and undertakings contained in the Loan Agreement and the Loan Documents, each Borrower reconfirms the prior grant of a first priority security interest in and lien upon and to, all of its right, title and interest in and to the Collateral, whether now owned or hereafter acquired, created or arising and wherever located.

9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY.

10. CONSENT TO JURISDICTION. EACH BORROWER AND LENDER HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN TIE STATE OF NEW JERSEY IN ANY AND ALL ACTIONS AND PROCEEDINGS WHETHER ARISING HEREUNDER OR UNDER ANY OTHER AGREEMENT OR UNDERTAKING. BORROWERS WAIVE ANY OBJECTION TO IMPROPER VENUE AND FORUM NON-CONVENIENS TO PROCEEDINGS IN ANY SUCH COURT AND ALL RIGHTS TO TRANSFER FOR ANY REASON. EACH BORROWER IRREVOCABLY AGREES TO SERVICE OF PROCESS BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED TO THE ADDRESS OF THE APPROPRIATE PARTY SET FORTH HEREIN.

11. WAIVER OF JURY TRIAL. EACH BORROWER AND LENDER HEREBY WAIVE ANY AND ALL RIGHTS IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION COMMENCED BY OR AGAINST LENDER WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO OR UNDER THE LOAN DOCUMENTS, WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

12. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same respective agreement. Signature by facsimile shall bind the parties hereto.

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Dated the date and year first written above.

BORROWERS:	HEALTHESSENTIALS SOLUTIONS, INC.

	By:	/s/ Norman J. Pfaadt
	Name:	Norman J. Pfaadt
	Title:	CFO

NPPA OF AMERICA, INC.

	By:	/s/ Norman J. Pfaadt
	Name:	Norman J. Pfaadt
	Title:	CFO

NPPA NATIONAL, LLC
By: NPPA OF AMERICA, INC., its sole member

	By:	/s/ Norman J. Pfaadt
	Name:	Norman J. Pfaadt
	Title:	CFO

SPECIALIZED HOME HEALTH CARE
SERVICES OF CENTRAL FLORIDA, INC.

	By:	/s/ Norman J. Pfaadt
	Name:	Norman J. Pfaadt
	Title:	CFO

MAJJ ENTERPRISES, INC.

	By:	/s/ Norman J. Pfaadt
	Name:	Norman J. Pfaadt
	Title:	CFO

LENDER:	HEALTHCARE BUSINESS CREDIT CORPORATION

	By:	/s/ Michael D. Gervais
	Name:	Michael D. Gervais
	Title:	Vice President of Portfolio Management

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